N-SAR Exhibit: Sub-item 77D(g)
Legg Mason Partners Equity Trust
EnTrustPermal Alternative Core Fund

Item 77D(g): Policies with respect to security investments


In response to Sub-Items 77D(g), EnTrustPermal Alternative Core Fund, the Registrant incorporates by reference the supplement to the fund's Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on November 30, 2016 (Accession No. 0001193125-16-780322). The Registrant also incorporates by reference Post-Effective Amendment No. 368 to Form N-1A filed on April 22, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-551927).